UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 30, 2008

TVIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30539	94-3175152

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4001 Burton Drive
Santa Clara, CA 95054
(Address of principal executive offices, including zip code)
(408) 327-8000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On May 30, 2008, the Securities and Exchange Commission (the “SEC”), pursuant to a formal order of investigation, issued a subpoena for the production of certain documents to Tvia, Inc. (the “Company”). The subpoena was issued in connection with an investigation by the SEC into certain of the Company’s historic accounting practices and the potential misapplication of funds by certain former employees of the Company. These accounting matters were previously disclosed and are discussed in greater detail in the Company’s Current Report on Form 8-K filed with the SEC on January 16, 2008. The Company intends to cooperate fully with the SEC in this matter.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:
     This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and their variations are intended to identify forward-looking statements. Forward-looking statements include statements relating to the scope of the SEC investigation and any action that the SEC, other federal or state authorities or the Company may take in connection with the SEC investigation. These statements speak only of the date hereof and are subject to risks and uncertainties that could cause actual results to differ materially. For other factors that could cause the Company’s results to vary, please see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended March 31, 2006 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tvia, Inc.
By:	/s/ Eli Porat
Eli Porat
Chief Executive Officer

Date: June 5, 2008